AMENDMENT NO. 4 TO AIRCRAFT LEASE AGREEMENT

This AMENDMENT NO. 4 to the AIRCRAFT LEASE AGREEMENT ("Amendment") is entered into and effective as of this 19th day of May, 2026 ("Effective Date"), by and between FalconAgain, Inc., a corporation organized and existing under the laws of Delaware ("Lessor") and iHeartMedia + Entertainment, Inc. (formerly, Clear Channel Broadcasting, Inc.), a corporation organized and existing under the laws of Nevada ("Lessee").

WITNESSETH:

    WHEREAS, Lessor and Lessee have previously entered into that certain Aircraft Dry Lease Agreement, dated as of December 23, 2013 (the “Agreement”), which provides for the exclusive lease of the Aircraft described therein; and

WHEREAS, Lessor and Lessee have previously agreed to extend the term of the Agreement; and

WHEREAS, Lessor and Lessee desire to amend the Agreement to provide for a further extended term.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.Section 2 of the Agreement is deleted in its entirety and replaced with the following:

2.    Term.

The term of this Agreement shall commence on the Delivery Date and shall continue until November 15th, 2017 (the “Original Term”). Upon expiration of the Original Term, the parties agree that the Agreement shall continue until January 13, 2019 ("Extended Term"). Upon expiration of the Extended Term, the parties agree that the Agreement shall continue until May 1, 2023 (the “New Extended Term”). Upon the expiration of the New Extended Term, the parties agree that the Agreement shall continue until June 1, 2026 (the “Third Extended Term”). Upon the expiration of the Third Extended Term, the parties agree that the Agreement shall continue until December 31, 2029 (the “Fourth Extended Term”). The Original Term, the Extended Term, the New Extended Term, the Third Extended Term, and the Fourth Extended Term may be terminated in accordance with Section 10.

2.Section 3(a) of the Agreement is deleted in its entirety and replaced with the following:

3.    Rental; Taxes.

(a)Lessee shall pay to Lessor a one-time rent payment during the Original Term in a mutually agreed upon amount ("Original Term Rent") and a monthly mutually agreed amount during the Extended Term (“Extended Term Rent”) at a mutually agreed upon time after the Delivery Date. During the New Extended Term and the Third Extended Term, Lessee shall pay to Lessor the rent set forth in the applicable amendment. During the Fourth Extended Term, Lessee shall pay to Lessor rent in the amount specified in Exhibit A attached hereto ("Fourth

Extended Term Rent", collectively the Original Term Rent, the Extended Term Rent, New Extended Term Rent, Third Extended Term Rent, and Fourth Extended Term Rent shall be “Rent”). Rent shall be paid on the first day of each calendar month. In the event the Lease is terminated by either party for any reason prior to the expiration of the Fourth Extended Term, Lessor shall refund to Lessee pre-paid Rent on a pro-rated basis based on the actual number of calendar days remaining in calendar month from and after the effective date of termination. Rent, which does not include the taxes or fees described in Section 3(b), below, shall be paid by Lessee to Lessor in immediately available U.S. funds to an account to be specified by Lessor.

3.    Section 15(h) of the Agreement is deleted in its entirety and replaced with the following:

Section 15(h): TRUTH IN LEASING

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED IN ACCORDANCE WITH THE FOLLOWING PROVISION OF THE FARS: CHOOSE ONE:

______91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121 or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a) (2).

_____91.409 (f) (2):    An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

__X___91.409 (f) (3):    A current inspection program recommended by the manufacturer.
______91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

BY EXECUTION OF THIS AGREEMENT, THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FARS: CHOOSE ONE:
____ 91.409 (f) (1) ____ 91.409 (f) (2) _X__ 91.409 (f) (3) ____ 91.409 (f) (4)
LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE IN OPERATIONAL CONTROL OF THE AIRCRAFT. BY EXECUTION OF THIS AGREEMENT, EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
THE LESSEE, WHOSE NAME AND ADDRESS ARE SET FORTH BELOW, SHALL BE SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL PERIODS THROUGHOUT THE TERM OF THIS AGREEMENT. EACH PARTY HERETO CERTIFIES

BELOW THAT IT UNDERSTANDS ITS RESPONSIBILITES FOR COMPLIANCE WITH ALL APPLICABLE FEDERAL AVIATION REGULATIONS.
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE RESPONSIBLE FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
4.    All references to CC Media Holdings, Inc. shall be changed to iHeartMedia, Inc.

5.    In the event of a conflict between this Amendment and the Agreement and any other amendment, the terms of this Amendment shall control the subject matter. Except as otherwise provided in this Amendment, all the terms and conditions contained in the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above and verify that they have read the Amendment, understand its contents, and have full authority to bind and hereby do bind their respective parties.
LESSOR:                    LESSEE:
FALCONAGAIN, INC.                IHEARTMEDIA + ENTERTAINMENT, INC.

By:    /s/ ROBERT W. PITTMAN        By:    /s/ DAVID HILLMAN

Name:    Robert W. Pittman            Name:    David Hillman
Title:    President    Title:    Executive Vice President, Chief Legal Officer

INSTRUCTIONS FOR COMPLIANCE WITH
"TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23
Within 24 hours after execution of this Aircraft Lease Agreement:
Mail a copy of the executed document to the
following address via certified mail, return receipt requested:
Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125
At least 48 hours prior to the first flight:
By telephone or in person, notify the responsible Flight Standards District Office at least forty-eight hours prior to the first flight under this lease agreement.

Carry a copy of this Aircraft Lease Agreement in the aircraft at all times.
Omit Exhibit A from FAA Submission and On-Board Copies.

Exhibit A
RENT: $41,476.66 per month
Exhibit A is intentionally omitted from FAA Submission and On-Board copies of this Agreement.